UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 18, 2013

EDISON MISSION ENERGY

MIDWEST GENERATION, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-68630	95-4031807
Delaware	333-59348	33-0868558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 MacArthur Place, Suite 100

Santa Ana, California  92707

235 Remington Boulevard, Suite A
Bolingbrook, Illinois 60440
(Address of Principal Executive Offices, including zip code

(714) 513-8000

(630) 771-7800

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

EME and nineteen of its wholly owned subsidiaries (collectively, the “Debtors”) have filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”). The Debtors’ chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered under case No. 12-49219 (JPC).  Other than the Debtors, none of EME’s other direct or indirect subsidiaries is a debtor in the Chapter 11 Cases.

The Plan Sponsor Agreement

On October 18, 2013, the Debtors entered into a Plan Sponsor Agreement (the “PSA”) with NRG Energy, Inc. (“NRG”), NRG Holdings Inc., the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases, the PoJo Parties (as defined in the PSA) and certain of EME’s noteholders that are signatories to the PSA, which provides for the parties to support and pursue confirmation by the Bankruptcy Court of a chapter 11 plan (the “Plan”), that will implement a reorganization of EME and the other Debtors and a sale of certain assets of EME (including its equity interests in its subsidiaries) to NRG pursuant to the Acquisition Agreement (as defined below).  The PSA contains representations, warranties and covenants of the parties to support and pursue confirmation of the Plan.

In accordance with the PSA, on October 18, 2013, EME entered into an Asset Purchase Agreement (the “Acquisition Agreement”), with NRG and NRG Energy Holdings Inc. (the “Purchaser”), a wholly owned subsidiary of NRG, which provides for the acquisition of substantially all of EME’s assets, including its equity interests in certain of its direct subsidiaries (and thereby such subsidiaries’ assets and liabilities), by the Purchaser upon Bankruptcy Court confirmation and consummation of the Plan.

The Plan generally will provide for each of EME’s unsecured creditors to receive a pro rata portion of the consideration to be paid by the Purchaser to EME under the Acquisition Agreement  (less certain distributions to be paid to other creditors of EME), which includes (i) newly issued shares of NRG common stock and (ii) certain cash proceeds.  After the distribution under the Plan, creditors of EME that receive shares of NRG common stock pursuant to the Plan will be stockholders of NRG.

The foregoing description of the PSA and the exhibits included therein does not purport to be complete and is qualified in its entirety by reference to the PSA and applicable exhibits, which will be filed with an amended Form 8-K within four business days.

The Asset Purchase Agreement

On October 18, 2013, EME entered into the Acquisition Agreement with NRG and the Purchaser. The Acquisition Agreement provides that, upon the terms and subject to the conditions set forth therein, EME will sell substantially all of the assets of EME, including the outstanding equity interests in certain of EME’s direct subsidiaries (and thereby such subsidiaries’ assets and liabilities), EME’s cash and cash equivalents and EME’s interest in substantially all of the other assets used in the operation of EME’s and its subsidiaries’ businesses  (the “Acquired Assets”) to the Purchaser and the Purchaser will assume substantially all of the liabilities related to the Acquired Assets, including, among other things, (i) all liabilities of EME under those certain leveraged leases relating to the Powerton Station and Units 7 and 8 of the Joliet Station which EME’s indirect subsidiary, Midwest Generation (“MWG”), leases from third-party lessors pursuant to a sale-leaseback transaction completed in August 2000 (the “PoJo Leases”) other than certain amounts owed by MWG relating to past due amounts owing under the PoJo Leases as set forth in the Acquisition Agreement (the “Agreed PoJo Cure Amount”); (ii) all trade and vendor accounts payable and accrued liabilities arising from the operation of the Debtors’ businesses prior to the date of the closing of the transaction; and (iii) all cure amounts and other liabilities of the Debtors (other than the Homer City Debtors and certain agreed-upon excluded liabilities).

In particular, with respect to the PoJo Leases, at the closing of the transaction, NRG would (i) replace the existing EME guarantees with NRG guarantees; (ii) replace EME as a party to the tax indemnity agreements relating to the Powerton and Joliet Facility Leases; and (iii) covenant to make a capital investment in the Powerton and Joliet Facilities, provided that NRG will not be obligated to make capital investments in excess of $350 million.  In consideration of the foregoing, at the closing of the transaction, EME will retain all liabilities relating to the payment of the Agreed PoJo Cure Amount, the intercompany note issued by EME for the benefit of MWG, would be extinguished, MWG would assume the Powerton and Joliet Facility Leases and the other operative documents related thereto, as modified by mutual agreement of the parties and all monetary defaults under each lease will be cured at closing.

The Acquired Assets do not include, among other things, (i) Edison Mission Finance Co., EME Homer City Generation L.P., and Homer City Property Holdings, Inc. (collectively, and together with Chestnut Ridge Energy Company and Mission Energy Westside Inc., the “Homer City Debtors”), (ii) claims of EME against its parent, Edison International or (iii) various tax attributes of EME, including tax losses, tax loss carryforwards, tax credits and tax refunds.

Pursuant to the Acquisition Agreement, the total purchase price to be paid by the Purchaser for the Acquired Assets is $2.635 billion, subject to certain adjustments provided in the Acquisition Agreement, as well as the assumption of certain indebtedness of EME’s subsidiaries and other liabilities.  The Acquisition Agreement provides that $350 million of the total purchase price will be paid in newly issued shares of NRG’s common stock to be registered with the Securities and Exchange Commission (the “SEC”) on a Form S-1 Registration Statement (the “Registration Statement”) and the remainder will be paid in cash.

NRG filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) on October 18, 2013 (333-191797) for the offering to which this communication relates. All potential recipients of the shares should read the prospectus in that registration statement and other documents NRG has filed with the SEC for more complete information about NRG and this offering. Such persons may receive these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, NRG will arrange to send the prospectus if requested by calling (609) 524-4500 or emailing investor.relations@nrgenergy.com.

The Acquisition Agreement contains customary closing conditions including, among other things, (i) the confirmation of a Plan of Reorganization and the entry of a Confirmation Order by the Bankruptcy Court; (ii) receipt of applicable government approvals, including FERC approval and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; and (iii) the Registration Statement shall have been declared effective by the SEC and the NRG common stock to be issued pursuant to the Registration Statement shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

Under the Acquisition Agreement, EME is permitted to solicit other competing acquisition proposals through December 6, 2013. After December 6, 2013, EME has agreed not to solicit or encourage competing acquisition proposals. EME may terminate the deal to enter into a superior proposal at any time prior to entry of a confirmation order.

The Acquisition Agreement provides specific termination rights to each party, which include a right to terminate if certain milestone dates are not met, for material breaches of the Acquisition Agreement not cured within a specified period or if EME enters into or seeks approval of a superior proposal.  Under specified circumstances, NRG will be entitled to receive a cash fee of $65 million, and expense reimbursement of all reasonable and documented out-of-pocket expenses, if the Acquisition Agreement is terminated.

The Acquisition Agreement contains certain representations and warranties made by EME, NRG and the Purchaser.  There are also various pre-closing and post-closing covenants binding on the parties.

The foregoing description of the Acquisition Agreement and the exhibits included therein does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement and applicable exhibits, which will be filed with an amended Form 8-K within four business days

Press Release

On October 18, 2013, EME issued a press release announcing that it had entered into the Acquisition Agreement and the Plan Support Agreement. The full text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1                        Press Release, dated October 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

Date:	October 18, 2013	/s/ MARIA RIGATTI
MARIA RIGATTI
Senior Vice President and Chief Financial Officer

Midwest Generation, LLC

Date:	October 18, 2013	/s/ MARIA RIGATTI
MARIA RIGATTI
Manager and Vice President

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release, dated October 18, 2013.